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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) AUGUST 9, 2001
                                                          ---------------





                        ONLINE INTERNATIONAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)



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
             NEVADA                             033-20966                            76-0251547
             ------                             ---------                            ----------
(State or Other Jurisdiction of          (Commission File Number)        (I.R.S. Employer Identification
Incorporation or Organization)                                            No.)
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     1825 I STREET, N.W., SUITE 400
            WASHINGTON, D.C.                                        20009
            ----------------                                        -----
(Address of principal executive offices)                         (Zip code)



       Registrant's telephone number, including area code: (202) 429-2001

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On August 9, 2001, Online International Corporation (the "Registrant" or "Online") closed the transactions contemplated by a Stock Purchase Agreement dated as of April 29, 2001 (the "Stock Purchase Agreement") by and among Oselka Heled Trustee Ltd., Oritz Ltd., SBFT & Co. Ltd., Winhall Holding Ltd., Paradis Global Ltd., Gan Paradis Ltd., Bee Byte Ltd., Lotus Invest Ltd., Seapen Corporation Ltd., Patrick Chemoul (collectively, the "Holding Companies"), Priory Marketing Ltd., Forexcash Global Trading Ltd. and the Registrant. Pursuant to the Stock Purchase Agreement, the Holding Companies acquired 21,500,000 shares of the common stock of Online, representing approximately 62% of the Registrant's issued and outstanding voting shares. The consideration paid by the Holding Companies in exchange for the stock of the Registrant was all of the outstanding capital stock of Priory Marketing Ltd. Further information concerning the acquisition is discussed in Item 2 below.

         In connection with the acquisition, a majority of the holders of the common stock and the Series A preferred stock of Online voted to amend the charter of Online such that immediately upon the closing of the acquisition each outstanding share of Online Series A preferred stock automatically converted into one share of common stock. The amendment to the charter became effective upon the closing of the acquisition. Effective upon the closing, the Company has one class of capital stock, the common stock, with each share having one vote per share.

         Prior to the closing, the Registrant had 5,685,089 shares of common stock and 7,800,152 shares of Series A preferred stock outstanding. The Registrant now has 34,985,241 shares of common stock outstanding.

         Effective as of August 9, 2001, Mr. Moses Hassan and Mr. Roy Cannon resigned from their positions as members of the board of directors. The current directors of Online are Mr. Moses Garson (who had previously been a director of Online), Mr. Didier Essemini and Mr. Guy Senbel. Mr. Essemini has replaced Mr. Garson as the President of Online.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 9, 2001, the Registrant acquired all of the outstanding capital stock of Priory Marketing Ltd. from the Holding Companies. Priory Marketing Ltd. owns 99.7% of the issued and outstanding shares of capital stock of Forexcash Global Trading Ltd. ("Forexcash"), which is the owner of certain software, equipment, intellectual property and contracts. Forexcash is in the business of developing and marketing software for electronic trading of foreign currency through the Internet. The Registrant intends to continue the business of Forexcash. The consideration paid by Online for the stock of Priory Marketing was 21,500,000 shares of Online



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common stock, which constitutes approximately 62% of the issued and outstanding capital stock of Online.

         The determination of the consideration for the acquisition of Forexcash was based upon negotiations between the Holding Companies and the Registrant.

         Further information concerning the terms of the acquisition is contained in the Stock Purchase Agreement (previously filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended April 30, 2001) and in the press release dated August 10, 2001 (see Exhibit 99 hereto), which agreement and press release are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (a) & (b) Financial statements of business acquired and pro forma financial information:

                   The required financial statements and pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report must be filed.

         (c)       Exhibits:

         The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 15, 2001                    ONLINE INTERNATIONAL CORPORATION


                                          By:  /s/ Didier Essemini
                                               --------------------------------
                                               Name: Didier Essemini
                                               Title: President



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                                INDEX TO EXHIBITS


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EXHIBIT NUMBER                        DESCRIPTION                                         PAGE
                                                                                          NUMBER
2                          Stock Purchase Agreement dated as of April 29, 2001             --
                           by and among the Registrant, Priory Marketing Ltd.,
                           Forexcash Global Trading Ltd., Oselka Heled Trustee
                           Ltd., Oritz Ltd., SBFT & Co. Ltd., Winhall Holding
                           Ltd., Paradis Global Ltd., Gan Paradis Ltd., Bee Byte
                           Ltd., Lotus Invest Ltd., Seapen Corporation Ltd. and
                           Patrick Chemoul (incorporated herein by reference to
                           the Registrant's Form 10-QSB for the quarter ended
                           April 30, 2001).

99                         Press release dated August 10, 2001.                             6
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